Exhibit 99.1

Envestnet Reports Second Quarter 2024 Financial Results

Berwyn, PA — August 9, 2024 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and six months ended June 30, 2024.

	Three months ended			Six months ended
Key Financial Metrics	June 30,		%	June 30,		%
(in millions, except per share data)	2024	2023	Change	2024	2023	Change
GAAP:
Total revenue	$348.3	$312.4	11%	$673.2	$611.1	10%
Net loss attributable to Envestnet, Inc.	$(79.2)	$(21.4)	*	$(76.7)	$(62.6)	(22)%
Net loss attributable to Envestnet, Inc. per diluted share	$(1.44)	$(0.39)	*	$(1.39)	$(1.15)	(21)%

Non-GAAP:
Adjusted EBITDA(1)	$77.8	$56.0	39%	$148.2	$110.0	35%
Adjusted net income(1)	$36.4	$30.4	20%	$75.8	$60.5	25%
Adjusted net income per diluted share(1)	$0.55	$0.46	20%	$1.14	$0.91	25%
Free cash flow(1)	$67.0	$36.7	83%	$47.1	$(25.1)	*
__________________________________________________
*Not meaningful

Jim Fox, Board Chair and Interim CEO, said: "We look forward to the successful completion of our pending transaction with Bain Capital and the value it will deliver to our shareholders. We remain committed to maintaining our leading position, which is based on executing on what our clients need and deepening our relationships with them."

Financial Results for the Second Quarter 2024 Compared to the Second Quarter 2023

Total revenue increased 11% to $348.3 million for the second quarter of 2024 from $312.4 million for the second quarter of 2023. Asset-based recurring revenue increased 18% and represented 63% of total revenue for the second quarter of 2024, compared to 59% of total revenue for the second quarter of 2023. Subscription-based recurring revenue increased 3% and represented 34% of total revenue for the second quarter of 2024, compared to 37% of total revenue for the second quarter of 2023. Professional services and other non-recurring revenue decreased 8% for the second quarter of 2024 from the second quarter of 2023.

Total operating expenses increased 29% to $423.8 million for the second quarter of 2024 from $327.7 million for the second quarter of 2023. Direct expense increased 16% to $144.4 million for the second quarter of 2024 from $124.2 million for the second quarter of 2023. Employee compensation decreased 11% to $104.1 million for the second quarter of 2024 from $117.1 million for the second quarter of 2023. Employee compensation was 30% of total revenue for the second quarter of 2024, compared to 37% of total revenue for the second quarter of 2023. General and administrative expense decreased 3% to $52.9 million for the second quarter of 2024 from $54.4 million for the second quarter of 2023. General and administrative expense was 15% of total revenue for the second quarter of 2024, compared to 17% of total revenue for the second quarter of 2023. A non-cash goodwill impairment charge of $96.3 million and a non-cash gain on deconsolidation of non-controlling interest of $19.5 million were recognized during the second quarter of 2024.

Loss from operations was $75.5 million for the second quarter of 2024 compared to a loss from operations of $15.3 million for the second quarter of 2023. Net loss attributable to Envestnet, Inc. was $79.2 million, or $1.44 per diluted share, for the second quarter of 2024 compared to a net loss attributable to Envestnet, Inc. of $21.4 million, or $0.39 per diluted share, for the second quarter of 2023.

Adjusted EBITDA(1) increased 39% to $77.8 million for the second quarter of 2024 from $56.0 million for the second quarter of 2023. Adjusted net income(1) increased 20% to $36.4 million, or $0.55 per diluted share, for the second quarter of 2024 from $30.4 million, or $0.46 per diluted share, for the second quarter of 2023. Free cash flow(1) increased 83%, to $67.0 for the second quarter of 2024 from $36.7 for the second quarter of 2023.

Balance Sheet and Liquidity

As of June 30, 2024, Envestnet had $122.0 million in cash and cash equivalents and $892.5 million in outstanding debt. Debt as of June 30, 2024 consisted of $317.5 million in convertible notes maturing in 2025 and $575.0 million in convertible notes maturing in 2027. Envestnet's $500.0 million revolving credit facility was undrawn as of June 30, 2024.

Segment Reporting

On October 1, 2023, the Company changed the composition of its reportable segments to reflect the way that the Company's chief operating decision maker reviews the operating results, assesses performance and allocates resources. All segment information presented within this Exhibit 99.1 for the three and six months ended June 30, 2024 is presented in conjunction with the current organizational structure, with prior periods adjusted accordingly.

Correction of Immaterial Errors

In July 2024, the Company identified that as a result of a clerical error an event of default had occurred pursuant to the indenture under which the Convertible Notes due 2025 had been issued, and therefore the Convertible Notes due 2025 should have been classified as current debt instead of as non-current debt as previously recorded in the condensed consolidated balance sheets. Upon identification, the Company promptly cured the technical default. Upon analysis, the Company concluded that the classification error was immaterial in prior period financial statements as the event of default was caused by a clerical error and was not reflective of noncompliance with any factors impacting the Company’s liquidity or financial covenants. If the Company had identified the technical default in the prior period and classified the debt as current, the matter would have been disclosed and promptly resolved. Therefore, amendment of previously filed reports was not required. However, the Company corrected this immaterial error in the prior year reported within this press release.

During the fourth quarter of 2023, the Company identified that the arrangement with a third-party for the use of cloud hosted virtual servers which was previously accounted for as a finance lease transaction and included as a component of property and equipment, net in the condensed consolidated balance sheets should have been recognized as a prepayment included within prepaid expenses and other current assets and other assets in the condensed consolidated balance sheets. The Company concluded that the classification of these transactions was immaterial in prior period financial statements and that amendment of previously filed reports was not required. However, the Company corrected this immaterial error in the prior periods reported within this press release.
Conference Call

Envestnet will host a conference call to discuss second quarter 2024 financial results on August 12, 2024 at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and insight are delivered. Our mission is to empower financial advisors and service providers with innovative technology, solutions and intelligence. Envestnet's clients include more than 110,000 advisors, 17 of the 20 largest U.S. banks, 48 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, all of which leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit http://www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, goodwill impairment, gain on deconsolidation, non‑cash compensation expense, restructuring charges and transaction costs, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustments to investments in private companies, (gain) loss from equity method investments and loss attributable to non‑controlling interest.

“Adjusted net income” represents net income (loss) before income tax provision (benefit), gain (loss) from equity method investments, deferred revenue fair value adjustment, non‑cash interest expense, cash interest on our Convertible Notes, amortization of acquired intangibles, goodwill impairment, gain on deconsolidation, non‑cash compensation expense, restructuring charges and transaction costs, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustments to investments in private companies and loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our convertible notes are dilutive.

"Free cash flow" represents net cash provided by (used in) operating activities less purchases of property and equipment and capitalization of internally developed software.

For further information see reconciliations of Non-GAAP Financial Measures on pages 9-15 of this press release, and the section entitled "Non-GAAP Financial Measures" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at http://www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenue, net income (loss), net income (loss) per share or net cash provided by (used in) operating activities determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning its strategic and operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to our pending merger with affiliates of vehicles managed or advised by Bain Capital Private

Equity, LP. (the "Merger"), projections of our future financial performance, our anticipated growth and trends in our business and other characteristics of future events or circumstances are forward-looking statements. These statements involve risks and uncertainties and our actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect our business and the price of our common stock; the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals and the approval of the holders in a majority of the voting power of our common stock; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring us to pay a termination fee; the effect of the announcement or pendency of the Merger on our business relationships, operating results and business relationships, operating results and business generally; risks that the Merger disrupts our current plans and operations (including the ability of certain customers to terminate or amend contracts upon a change of control); our ability to retain, hire and integrate skilled personnel, including our senior management team and maintain relationships with key business partners and customers, and others with whom we do business, in light of the Merger; risks related to diverting management's attention from our ongoing business operations; unexpected costs, charges or expenses resulting from the Merger; the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; potential litigation relating to the Merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers; the effects of any outcomes related thereto; certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions; uncertainty as to timing of completion of the Merger; risks that the benefits of the Merger are not realized when and as expected; adverse economic or global market conditions, including periods of rising inflation and market interest rates, and governmental responses to such conditions; the conflicts in the Middle East and between Russia and Ukraine, including related sanctions and their impact on the global economy and capital markets; the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets, particularly goodwill and intangible assets; the amount of our debt, our ability to service our debt and risks associated with derivative transactions associated with our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; increased geopolitical unrest and other events outside of our control that could adversely affect the global economy or specific international, regional and domestic markets; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; the failure to protect our intellectual property rights; our reliance on outsourcing arrangements; activist shareholders hindering the execution of our business strategy, diverting board and management attention and resources and causing us to incur substantial expenses; public health crises, pandemics or similar events; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; our ability to introduce new solutions and services and enhancements; regulatory compliance failures; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for cybersecurity breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; general economic, political and regulatory conditions; global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the SEC which are available on the SEC’s website at http://www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 9, 2024 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	media@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$121,967	$91,378
Fees receivable, net	129,252	120,958
Prepaid expenses and other current assets	57,899	51,472
Total current assets	309,118	263,808
Property and equipment, net	45,641	48,223
Internally developed software, net	205,090	224,713
Intangible assets, net	311,868	338,068
Goodwill	690,885	806,563
Operating lease right-of-use assets, net	65,257	69,154
Investments in unconsolidated entities	96,755	56,292
Other assets	70,358	70,431
Total assets	$1,794,972	$1,877,252

Liabilities and equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$225,508	$241,424
Operating lease liabilities	12,149	12,909
Deferred revenue	34,567	38,201
Current portion of debt	—	314,532
Total current liabilities	272,224	607,066
Debt, net of current portion	879,079	562,080
Operating lease liabilities, net of current portion	95,294	100,830
Deferred tax liabilities, net	15,208	16,568
Other liabilities	16,820	16,202
Total liabilities	1,278,625	1,302,746

Equity:
Total stockholders’ equity attributable to Envestnet, Inc.	516,347	568,191
Non-controlling interest	—	6,315
Total liabilities and equity	$1,794,972	$1,877,252

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Asset-based	$219,485	$185,762	$422,101	$362,694
Subscription-based	117,988	114,959	235,450	232,038
Total recurring revenue	337,473	300,721	657,551	594,732
Professional services and other revenue	10,800	11,713	15,672	16,409
Total revenue	348,273	312,434	673,223	611,141

Operating expenses:
Direct expense	144,351	124,209	270,984	233,888
Employee compensation	104,066	117,097	207,718	231,312
General and administrative	52,924	54,375	104,989	108,725
Depreciation and amortization	45,733	32,065	79,625	63,585
Goodwill impairment	96,269	—	96,269	—
Gain on deconsolidation	(19,523)	—	(19,523)	—
Total operating expenses	423,820	327,746	740,062	637,510

Loss from operations	(75,547)	(15,312)	(66,839)	(26,369)
Other expense, net	(4,788)	(5,016)	(9,169)	(10,011)
Loss before income tax provision (benefit) and equity method investments	(80,335)	(20,328)	(76,008)	(36,380)
Income tax provision (benefit)	(652)	418	853	24,187
Gain (loss) from equity method investments	482	(2,386)	(1,801)	(5,326)
Net loss	(79,201)	(23,132)	(78,662)	(65,893)
Add: Net loss attributable to non-controlling interest	—	1,716	1,974	3,249
Net loss attributable to Envestnet, Inc.	$(79,201)	$(21,416)	$(76,688)	$(62,644)

Net loss attributable to Envestnet, Inc. per share:
Basic and diluted	$(1.44)	$(0.39)	$(1.39)	$(1.15)
Weighted average common shares outstanding:
Basic and diluted	55,143,013	54,439,733	55,013,544	54,289,443

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(78,662)	$(65,893)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,625	63,585
Non-cash compensation expense	36,720	40,843
Non-cash interest expense	2,817	2,251
Non-cash goodwill impairment	96,269	—
Non-cash gain on deconsolidation	(19,523)	—
Loss from equity method investments	1,801	5,326
Lease related impairments	—	2,483
Other	2,120	(218)
Changes in operating assets and liabilities:
Fees receivable, net	(12,813)	(22,357)
Prepaid expenses and other assets	(5,745)	(6,762)
Accounts payable, accrued expenses and other liabilities	(14,049)	20,070
Deferred revenue	2,494	(852)
Net cash provided by operating activities	91,054	38,476
Cash flows from investing activities:
Purchases of property and equipment	(5,172)	(16,735)
Capitalization of internally developed software	(38,751)	(46,801)
Deconsolidation of non-controlling interest	(11,073)	—
Investments in private companies	(3,055)	(1,450)
Acquisition of proprietary technology	(3,000)	(12,000)
Issuance of loan receivable to private company	—	(20,000)
Other	—	319
Net cash used in investing activities	(61,051)	(96,667)
Cash flows from financing activities:
Proceeds from borrowings on Revolving Credit Facility	—	40,000
Payments related to Revolving Credit Facility	—	(20,000)
Payments related to Convertible Notes	—	(45,000)
Proceeds from exercise of stock options	724	472
Payments related to tax withholdings for stock-based compensation	(12,155)	(13,774)
Payments related to share repurchases	—	(9,289)
Proceeds from capital contributions received by non-controlling interest	12,012	—
Purchase of non-controlling units from third-party shareholders	—	(1,008)
Other	3	3
Net cash provided by (used in) financing activities	584	(48,596)
Effect of exchange rate on changes on cash and cash equivalents	2	3,633
Net change in cash and cash equivalents	30,589	(103,154)
Cash and cash equivalents, beginning of period	91,378	162,173
Cash and cash equivalents, end of period	$121,967	$59,019

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(79,201)	$(23,132)	$(78,662)	$(65,893)
Add (deduct):
Deferred revenue fair value adjustment (a)	—	17	—	69
Interest income (b)	(2,588)	(1,656)	(4,571)	(3,014)
Interest expense (b)	6,097	6,531	12,186	12,851
Income tax provision (benefit)	(652)	418	853	24,187
Depreciation and amortization	45,733	32,065	79,625	63,585
Goodwill impairment	96,269	—	96,269	—
Gain on deconsolidation	(19,523)	—	(19,523)	—
Non-cash compensation expense (d)	17,822	21,390	36,720	40,843
Restructuring charges and transaction costs (e)	8,405	6,508	10,461	10,671
Severance expense (d)	669	8,234	4,094	14,422
Litigation, regulatory and other governance related expenses (c)	4,020	2,145	6,308	5,219
Foreign currency (b)	(229)	74	46	107
Non-income tax expense adjustment (c)	(39)	(30)	(88)	(198)
Fair market value adjustments to investments in private companies (b)	1,508	67	1,508	67
(Gain) loss from equity method investments	(482)	2,386	1,801	5,326
Loss attributable to non-controlling interest	—	1,027	1,160	1,805
Adjusted EBITDA	$77,809	$56,044	$148,187	$110,047
__________________________________________________________
(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within employee compensation expense in the condensed consolidated statements of operations.
(e)For the three months ended June 30, 2024 and 2023, $6.7 million and $5.0 million, respectively, were included within general and administrative expense and $1.7 million and $1.5 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations. For the six months ended June 30, 2024 and 2023, $9.2 million and $9.1 million, respectively, were included within general and administrative expense and $1.3 million and $1.6 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(79,201)	$(23,132)	$(78,662)	$(65,893)
Income tax provision (benefit) (a)	(652)	418	853	24,187
Gain (loss) from equity method investments	482	(2,386)	(1,801)	(5,326)
Loss before income tax provision (benefit) and equity method investments	(80,335)	(20,328)	(76,008)	(36,380)
Add (deduct):
Deferred revenue fair value adjustment (b)	—	17	—	69
Non-cash interest expense (d)	1,412	1,427	2,817	2,869
Cash interest - Convertible Notes (d)	4,369	4,543	8,738	9,108
Amortization of acquired intangibles (e)	14,457	15,720	29,199	32,660
Goodwill impairment	96,269	—	96,269	—
Gain on deconsolidation	(19,523)	—	(19,523)	—
Non-cash compensation expense (f)	17,822	21,390	36,720	40,843
Restructuring charges and transaction costs (g)	8,405	6,508	10,461	10,671
Severance expense (f)	669	8,234	4,094	14,422
Litigation, regulatory and other governance related expenses (c)	4,020	2,145	6,308	5,219
Foreign currency (d)	(229)	74	46	107
Non-income tax expense adjustment (c)	(39)	(30)	(88)	(198)
Fair market value adjustments to investments in private companies (d)	1,508	67	1,508	67
Loss attributable to non-controlling interest	—	1,027	1,160	1,805
Adjusted net income before income tax effect	48,805	40,794	101,701	81,262
Income tax effect (h)	(12,445)	(10,403)	(25,934)	(20,722)
Adjusted net income	$36,360	$30,391	$75,767	$60,540

Basic number of weighted average shares outstanding	55,143,013	54,439,733	55,013,544	54,289,443
Effect of dilutive shares:
Convertible Notes	10,811,884	11,253,471	10,811,884	11,361,458
Non-vested RSUs and PSUs	590,918	316,758	527,360	445,323
Options to purchase common stock	49,692	57,902	38,996	73,271
Diluted number of weighted average shares outstanding	66,595,507	66,067,864	66,391,784	66,169,495

Adjusted net income per diluted share	$0.55	$0.46	$1.14	$0.91
__________________________________________________________
(a)For the three months ended June 30, 2024 and 2023, the effective tax rate computed in accordance with GAAP equaled 0.8% and (1.8)%, respectively. For the six months ended June 30, 2024 and 2023, the effective tax rate computed in accordance with GAAP equaled (1.1)% and (58.0)%, respectively.
(b)Included within subscription-based revenue in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within depreciation and amortization expense in the condensed consolidated statements of operations.
(f)Included within employee compensation expense in the condensed consolidated statements of operations.
(g)For the three months ended June 30, 2024 and 2023, $6.7 million and $5.0 million, respectively, were included within general and administrative expense and $1.7 million and $1.5 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations. For the six months ended June 30, 2024 and 2023, $9.2 million and $9.1 million, respectively, were included within general and administrative expense and $1.3 million and $1.6 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations.
(h)An estimated normalized tax rate of 25.5% has been used to compute adjusted net income for the three and six months ended June 30, 2024 and 2023.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$89,110	$72,149	$91,054	$38,476
Less: Purchases of property and equipment	(3,272)	(12,333)	(5,172)	(16,735)
Less: Capitalization of internally developed software	(18,798)	(23,137)	(38,751)	(46,801)
Free cash flow	$67,040	$36,679	$47,131	$(25,060)

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended June 30, 2024
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$219,485	$—	$—	$219,485
Subscription-based	84,734	33,254	—	117,988
Total recurring revenue	304,219	33,254	—	337,473
Professional services and other revenue	7,889	2,911	—	10,800
Total revenue	312,108	36,165	—	348,273

Operating expenses:
Direct expense
Asset-based	130,116	—	—	130,116
Subscription-based	1,474	7,174	—	8,648
Professional services and other	5,587	—	—	5,587
Total direct expense	137,177	7,174	—	144,351
Employee compensation	77,210	11,872	14,984	104,066
General and administrative	25,698	15,270	11,956	52,924
Depreciation and amortization	38,375	7,358	—	45,733
Goodwill impairment	—	96,269	—	96,269
Gain on deconsolidation	(19,523)	—	—	(19,523)
Total operating expenses	258,937	137,943	26,940	423,820

Income (loss) from operations	53,171	(101,778)	(26,940)	(75,547)
Add (deduct):
Depreciation and amortization	38,375	7,358	—	45,733
Goodwill impairment	—	96,269	—	96,269
Gain on deconsolidation	(19,523)	—	—	(19,523)
Non-cash compensation expense (b)	11,360	1,904	4,558	17,822
Restructuring charges and transaction costs (c)	2,063	60	6,282	8,405
Severance expense (b)	632	—	37	669
Litigation, regulatory and other governance related expenses (a)	—	4,020	—	4,020
Non-income tax expense adjustment (a)	(39)	—	—	(39)
Adjusted EBITDA	$86,039	$7,833	$(16,063)	$77,809
__________________________________________________________
(a)Included within general and administrative expense in the condensed consolidated statements of operations.
(b)Included within employee compensation expense in the condensed consolidated statements of operations.
(c)$6.7 million was included within general and administrative expense and $1.7 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Six Months Ended June 30, 2024
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$422,101	$—	$—	$422,101
Subscription-based	168,902	66,548	—	235,450
Total recurring revenue	591,003	66,548	—	657,551
Professional services and other revenue	10,915	4,757	—	15,672
Total revenue	601,918	71,305	—	673,223

Operating expenses:
Direct expense:
Asset-based	248,519	—	—	248,519
Subscription-based	2,905	13,973	—	16,878
Professional services and other	5,587	—	—	5,587
Total direct expense	257,011	13,973	—	270,984
Employee compensation	152,406	23,564	31,748	207,718
General and administrative	54,730	30,584	19,675	104,989
Depreciation and amortization	65,193	14,432	—	79,625
Goodwill impairment	—	96,269	—	96,269
Gain on deconsolidation	(19,523)	—	—	(19,523)
Total operating expenses	509,817	178,822	51,423	740,062

Income (loss) from operations	92,101	(107,517)	(51,423)	(66,839)
Add (deduct):
Depreciation and amortization	65,193	14,432	—	79,625
Goodwill impairment	—	96,269	—	96,269
Gain on deconsolidation	(19,523)	—	—	(19,523)
Non-cash compensation expense (b)	22,747	3,768	10,205	36,720
Restructuring charges and transaction costs (c)	2,106	739	7,616	10,461
Severance expense (b)	2,436	13	1,645	4,094
Litigation, regulatory and other governance related expenses (a)	—	6,308	—	6,308
Non-income tax expense adjustment (a)	(88)	—	—	(88)
Loss attributable to non-controlling interest	1,160	—	—	1,160
Adjusted EBITDA	$166,132	$14,012	$(31,957)	$148,187
__________________________________________________________
(a)Included within general and administrative expense in the condensed consolidated statements of operations.
(b)Included within employee compensation expense in the condensed consolidated statements of operations.
(c)$9.2 million was included within general and administrative expense and $1.3 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three months ended June 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$185,762	$—	$—	$185,762
Subscription-based	79,744	35,215	—	114,959
Total recurring revenue	265,506	35,215	—	300,721
Professional services and other revenue	10,318	1,395	—	11,713
Total revenue	275,824	36,610	—	312,434

Operating expenses:
Direct expense:
Asset-based	108,532	—	—	108,532
Subscription-based	1,857	5,788	—	7,645
Professional services and other	8,032	—	—	8,032
Total direct expense	118,421	5,788	—	124,209
Employee compensation	77,898	19,839	19,360	117,097
General and administrative	31,225	14,792	8,358	54,375
Depreciation and amortization	25,575	6,490	—	32,065
Total operating expenses	253,119	46,909	27,718	327,746

Income (loss) from operations	22,705	(10,299)	(27,718)	(15,312)
Add (deduct):
Deferred revenue fair value adjustment (a)	17	—	—	17
Depreciation and amortization	25,575	6,490	—	32,065
Non-cash compensation expense (c)	12,325	2,445	6,620	21,390
Restructuring charges and transaction costs (d)	5,414	69	1,025	6,508
Severance expense (c)	1,853	3,120	3,261	8,234
Litigation, regulatory and other governance related expenses (b)	—	2,210	(65)	2,145
Non-income tax expense adjustment (b)	(25)	(5)	—	(30)
Loss attributable to non-controlling interest	1,027	—	—	1,027
Adjusted EBITDA	$68,891	$4,030	$(16,877)	$56,044
__________________________________________________________
(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$5.0 million was included within general and administrative expense and $1.5 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Six months ended June 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$362,694	$—	$—	$362,694
Subscription-based	160,214	71,824	—	232,038
Total recurring revenue	522,908	71,824	—	594,732
Professional services and other revenue	13,565	2,844	—	16,409
Total revenue	536,473	74,668	—	611,141

Operating expenses:
Direct expense:
Asset-based	211,155	—	—	211,155
Subscription-based	3,635	11,062	—	14,697
Professional services and other	8,036	—	—	8,036
Total direct expense	222,826	11,062	—	233,888
Employee compensation	156,945	39,081	35,286	231,312
General and administrative	60,332	29,221	19,172	108,725
Depreciation and amortization	51,067	12,518	—	63,585
Total operating expenses	491,170	91,882	54,458	637,510

Income (loss) from operations	45,303	(17,214)	(54,458)	(26,369)
Add (deduct):
Deferred revenue fair value adjustment (a)	69	—	—	69
Depreciation and amortization	51,067	12,518	—	63,585
Non-cash compensation expense (c)	23,792	4,882	12,169	40,843
Restructuring charges and transaction costs (d)	6,553	312	3,806	10,671
Severance expense (c)	5,652	5,325	3,445	14,422
Litigation, regulatory and other governance related expenses (b)	—	3,534	1,685	5,219
Non-income tax expense adjustment (b)	(127)	(71)	—	(198)
Loss attributable to non-controlling interest	1,805	—	—	1,805
Adjusted EBITDA	$134,114	$9,286	$(33,353)	$110,047
__________________________________________________________
(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$9.1 million was included within general and administrative expense and $1.6 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Key Metrics
(in millions, except accounts, advisors and firms data)
(unaudited)

Envestnet Wealth Solutions Segment

The following table provides information regarding the amount of assets and number of accounts and advisors supported by the Envestnet Wealth Solutions platform:

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2023	2023	2023	2024	2024
Platform Assets
Assets under Management (“AUM”)	$384,773	$375,408	$416,001	$452,464	$471,978
Assets under Administration (“AUA”)	394,078	398,082	430,846	471,401	471,479
Total AUM/A	778,851	773,490	846,847	923,865	943,457
Subscription	4,643,313	4,579,248	4,959,514	5,158,180	5,327,939
Total Platform Assets	$5,422,164	$5,352,738	$5,806,361	$6,082,045	$6,271,396
Platform Accounts
AUM	1,609,677	1,614,873	1,640,879	1,688,044	1,752,768
AUA	1,144,375	1,257,094	1,254,962	1,315,442	1,325,370
Total AUM/A	2,754,052	2,871,967	2,895,841	3,003,486	3,078,138
Subscription	15,916,955	16,072,848	16,248,598	16,641,631	16,364,088
Total Platform Accounts	18,671,007	18,944,815	19,144,439	19,645,117	19,442,226
Advisors
AUM/A	38,809	38,078	38,697	38,814	38,484
Subscription	68,439	69,318	69,973	70,262	71,568
Total Advisors	107,248	107,396	108,670	109,076	110,052

The following tables summarize the changes in the amount of AUM/A assets and number of AUM/A accounts:

	Asset Rollforward - Three Months Ended June 30, 2024
	As of March 31,	Gross		Net	Market		As of June 30,
	2024	Sales	Redemptions	Flows	Impact	Reclassifications	2024
	(in millions, except account data)
AUM	$452,464	$32,468	$(18,900)	$13,568	$4,186	$1,760	$471,978
AUA	471,401	32,847	(35,790)	(2,943)	6,032	(3,011)	471,479
Total AUM/A	$923,865	$65,315	$(54,690)	$10,625	$10,218	$(1,251)	$943,457
Fee-Based Accounts	3,003,486			82,230		(7,578)	3,078,138

The above AUM/A gross sales figures for the three months ended June 30, 2024 include $18.2 billion in new client conversions. We onboarded an additional $149.6 billion in subscription conversions during the three months ended June 30, 2024 bringing total conversions for the three months ended June 30, 2024 to $167.8 billion.

	Asset Rollforward - Six Months Ended June 30, 2024
	As of December 31,	Gross		Net	Market		As of June 30,
	2023	Sales	Redemptions	Flows	Impact	Reclassifications	2024
	(in millions, except account data)
AUM	$416,001	$64,595	$(38,501)	$26,094	$26,880	$3,003	$471,978
AUA	430,846	78,443	(61,192)	17,251	28,715	(5,333)	471,479
Total AUM/A	$846,847	$143,038	$(99,693)	$43,345	$55,595	$(2,330)	$943,457
Fee-Based Accounts	2,895,841			194,863		(12,566)	3,078,138

The above AUM/A gross sales figures for the six months ended June 30, 2024 include $48.0 billion in new client conversions. We onboarded an additional $180.7 billion in subscription conversions during the six months ended June 30, 2024 bringing total conversions for the six months ended June 30, 2024 to $228.7 billion.

Asset and account figures in the “Reclassifications” column for the three and six months ended June 30, 2024 represent immaterial amounts that were reclassified between AUM, AUA and subscription to reflect updated customer billing arrangements. These reclassifications have no impact on total platform assets or accounts.

Envestnet Data & Analytics Segment

The following table provides information regarding the number of paid end-users and firms using the Envestnet Data & Analytics platform:

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2023	2023	2023	2024	2024
Number of paid end-users	38.0	42.3	38.3	43.8	44.3
Number of firms	1,339	1,322	1,324	1,323	1,182